Exhibit 99.1

NEWS RELEASE

Contacts:
Amy von Walter	Jeff Warren
Public Relations	Investor Relations
763-505-3780	763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER EARNINGS

•	Revenue of $4.1 Billion Grew 3% on a Constant Currency Basis, 6% as Reported
•	International Revenue Grew 6% on a Constant Currency Basis, 14% as Reported
•	Emerging Market Revenue Grew 19% on a Constant Currency Basis, 21% as Reported
•	Non-GAAP Diluted EPS of $0.84 Grew 2%; GAAP Diluted EPS of $0.82 Grew 58%

MINNEAPOLIS — Nov. 22, 2011 — Medtronic, Inc. (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2012, which ended October 28, 2011.

The company reported worldwide second quarter revenue of $4.132 billion, compared to the $3.903 billion reported in the second quarter of fiscal year 2011, an increase of 6 percent as reported or 3 percent after adjusting for a $123 million favorable foreign currency impact. As reported, second quarter net earnings were $871 million, or $0.82 per diluted share, an increase of 54 percent and 58 percent, respectively, over the same period in the prior year. As detailed in the attached table, second quarter net earnings and diluted earnings per share on a non-GAAP basis were $898 million and $0.84, an increase of 1 percent and 2 percent, respectively, over the same period in the prior year.

International revenue of $1.832 billion increased 14 percent as reported, or 6 percent on a constant currency basis. International sales accounted for 44 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $414 million increased 21 percent as reported, or 19 percent on a constant currency basis.

“I’m pleased we delivered another quarter of consistent growth in a difficult environment,” said Omar Ishrak, Medtronic chairman and chief executive officer. “A majority of our businesses, and nearly all of our geographies, contributed to this growth. As we continue to focus on innovation, globalization, and execution, I see tremendous opportunities for growth in the future.”

Cardiac and Vascular Group

The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control. The group had worldwide sales in the quarter of $2.207 billion, representing an increase of 5 percent as reported or 1 percent on a constant currency basis. Cardiac and Vascular Group International sales of $1.213 billion increased 12 percent as reported or 4 percent on a constant currency basis. Group revenue performance was driven by Pacing, AF Solutions, Coronary, Structural Heart, Endovascular and Peripheral sales offset by weaker sales in implantable cardioverter defibrillators (ICDs) and Physio-Control.

CRDM second quarter revenue of $1.268 billion increased 2 percent as reported or declined 2 percent on a constant currency basis. Second quarter revenue from ICDs was $708 million, down 8 percent on a constant currency basis, while pacing revenue was $511 million, an increase of 4 percent on a constant currency basis. Lower ICD sales due to declining procedure volumes were partially offset by continued growth of the AF Solutions and Pacing businesses.

CardioVascular revenue of $830 million grew 12 percent as reported or 8 percent on a constant currency basis. Revenue growth was driven by solid performance in Structural Heart and Endovascular. The Coronary, Structural Heart, Endovascular and Peripheral businesses grew worldwide revenue 3 percent, 8 percent, and 20 percent, respectively, on a constant currency basis. In Structural Heart, transcatheter valves continued to show strong growth. Endovascular revenue was driven by continued growth from the U.S. launch of the Endurant® stent graft for the treatment of abdominal aortic aneurysms (AAA) and growth in Peripheral, including drug-eluting balloons in international markets.

Physio-Control revenue of $109 million was flat as reported or down 3 percent on a constant currency basis. On November 17, 2011, the company entered into a definitive agreement under which affiliates of Bain Capital will acquire Physio-Control and related entities for cash in a transaction value estimated at $487 million. The transaction is expected to close in the first calendar quarter of 2012.

Restorative Therapies Group

The Restorative Therapies Group at Medtronic is comprised of Spinal, Neuromodulation, Diabetes, and Surgical Technologies. The group had worldwide sales in the quarter of $1.925 billion, representing an increase of 6 percent as reported or 4 percent on a constant currency basis. Restorative Therapies Group International sales of $619 million increased 18 percent as reported or 10 percent on a constant currency basis. Group revenue was led by solid performances in Diabetes and Surgical

Technologies, as well as improved growth in Neuromodulation, offset by continued challenges in Spinal.

Spinal revenue of $839 million declined 1 percent as reported or 3 percent on a constant currency basis. International sales for the Spinal business increased 17 percent as reported or 8 percent on a constant currency basis. Core Spinal revenue of $631 million, which includes core metal constructs, interspinous process decompression devices (IPDs), and balloon kyphoplasty (BKP) products, declined 3 percent on a constant currency basis. Biologics revenue of $208 million declined 4 percent on a constant currency basis, driven by declines in the sales of INFUSE®, partially offset by revenue growth from Other Biologics products.

Neuromodulation revenue of $421 million increased 9 percent as reported or 6 percent on a constant currency basis. Growth continues to be driven by strong sales of InterStim® Therapy, and Activa® PC and RC Deep Brain Stimulation (DBS) systems for movement disorders. The RestoreSensor™ spinal cord stimulator with its proprietary AdaptiveStim™ technology continues to perform well in Europe, and will be launching in the U.S. and Japan in the third quarter.

Diabetes revenue of $367 million grew 13 percent as reported or 10 percent on a constant currency basis. Growth in the quarter was driven by strong sales of durable pumps and continuous glucose monitoring (CGM) products. The Enlite™ CGM sensor is performing well in Europe, and the company recently announced the start of its U.S. IDE study for approval of this next generation sensor.

Surgical Technologies revenue of $298 million grew 22 percent as reported or 20 percent on a constant currency basis. Excluding its new Advanced Energy business, Surgical

Technologies revenue grew 11 percent on a constant currency basis. Revenue growth was well balanced across the businesses’ core platforms of Power, Navigation, Monitoring, Imaging, and Hydrocephalus Management. In August, Medtronic completed the acquisitions of Salient Surgical Technologies, Inc. and PEAK Surgical, Inc., which will further leverage Medtronic’s strength in Surgical Technologies and drive growth in this business.

Revenue Outlook and Earnings Per Share Guidance

The Company today updated its revenue outlook and reiterated its diluted earnings per share (EPS) guidance for fiscal year 2012.

For the second half of fiscal year 2012, the Company expects revenue growth from continuing operations to remain in the range of 1 to 3 percent on a constant currency basis.

For fiscal year 2012, the Company continues to expect diluted EPS in the range of $3.43 to $3.50, which includes approximately $0.04 to $0.06 of dilution from the Ardian acquisition. After adjusting for Ardian dilution and 10 cents of one-time tax benefits received in fiscal year 2011, fiscal year 2012 diluted EPS growth is expected to be in the range of 6 percent to 9 percent.

EPS guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge for convertible debt interest expense. The guidance provided only reflects information available to Medtronic at this time.

“We’ve aligned our organization to drive market leading execution and we continue to focus on extending our mission globally to expand growth,” said Ishrak. “Our commitment to developing innovative medical devices that add clinical value for our patients and economic value for our customers will continue to drive all that we do.”

Webcast Information

Medtronic will host a webcast today, November 22, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

About Medtronic

Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company — alleviating pain, restoring health, and extending life for people with chronic disease. Its Internet address is www.medtronic.com.

This press release contains forward-looking statements related to expected product introductions, the timing and impact of business divestitures, closing timelines for pending acquisitions, anticipated benefits for recent acquisitions, product growth drivers, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2011.

-end-

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,226	$1,248	$1,221	$1,315	$5,010	$1,253	$1,268	$—	$—	$2,521
Pacing Systems	473	472	450	506	1,901	508	511	—	—	1,019
Defibrillation Systems	722	745	735	760	2,962	697	708	—	—	1,405
AF & Other	31	31	36	49	147	48	49	—	—	97

CARDIOVASCULAR	$717	$738	$774	$879	$3,109	$850	$830	$—	$—	$1,681
Coronary	342	350	370	404	1,466	389	376	—	—	766
Structural Heart	224	237	241	274	977	275	266	—	—	541
Endovascular & Peripheral	151	151	163	201	666	186	188	—	—	374

PHYSIO-CONTROL	$84	$109	$104	$128	$425	$103	$109	$—	$—	$211

CARDIAC & VASCULAR GROUP	$2,027	$2,095	$2,099	$2,322	$8,544	$2,206	$2,207	$—	$—	$4,413

SPINAL	$829	$850	$861	$875	$3,414	$825	$839	$—	$—	$1,663
Core Spinal	622	634	626	648	2,530	610	631	—	—	1,240
Biologics	207	216	235	227	884	215	208	—	—	423

NEUROMODULATION	$370	$388	$401	$432	$1,592	$397	$421	$—	$—	$818

DIABETES	$312	$326	$341	$368	$1,347	$355	$367	$—	$—	$722

SURGICAL TECHNOLOGIES	$235	$244	$259	$298	$1,036	$266	$298	$—	$—	$565

RESTORATIVE THERAPIES GROUP	$1,746	$1,808	$1,862	$1,973	$7,389	$1,843	$1,925	$—	$—	$3,768

TOTAL	$3,773	$3,903	$3,961	$4,295	$15,933	$4,049	$4,132	$—	$—	$8,181

ADJUSTMENTS :

CURRENCY IMPACT (1)						$186	$123			$309

COMPARABLE OPERATIONS (1)	$3,773	$3,903	$3,961	$4,295	$15,933	$3,863	$4,009	$—	$—	$7,872

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$691	$699	$651	$650	$2,690	$649	$667	$—	$—	$1,315
Pacing Systems	214	210	182	207	812	217	220	—	—	436
Defibrillation Systems	467	481	458	425	1,831	411	423	—	—	834
AF & Other	10	8	11	18	47	21	24	—	—	45

CARDIOVASCULAR	$241	$248	$249	$289	$1,026	$266	$264	$—	$—	$530
Coronary	92	96	94	101	382	90	85	—	—	175
Structural Heart	89	91	92	101	373	100	98	—	—	198
Endovascular & Peripheral	60	61	63	87	271	76	81	—	—	157

PHYSIO-CONTROL	$53	$64	$56	$74	$248	$60	$63	$—	$—	$123

CARDIAC & VASCULAR GROUP	$985	$1,011	$956	$1,013	$3,964	$975	$994	$—	$—	$1,968

SPINAL	$631	$645	$646	$631	$2,553	$589	$599	$—	$—	$1,188
Core Spinal	439	445	431	429	1,744	398	414	—	—	811
Biologics	192	200	215	202	809	191	185	—	—	377

NEUROMODULATION	$261	$278	$282	$286	$1,108	$272	$295	$—	$—	$567

DIABETES	$203	$213	$219	$228	$863	$214	$228	$—	$—	$442

SURGICAL TECHNOLOGIES	$149	$148	$156	$179	$632	$156	$184	$—	$—	$341

RESTORATIVE THERAPIES GROUP	$1,244	$1,284	$1,303	$1,324	$5,156	$1,231	$1,306	$—	$—	$2,538

TOTAL	$2,229	$2,295	$2,259	$2,337	$9,120	$2,206	$2,300	$—	$—	$4,506

ADJUSTMENTS :

CURRENCY IMPACT						$—	$—			$—

COMPARABLE OPERATIONS	$2,229	$2,295	$2,259	$2,337	$9,120	$2,206	$2,300	$—	$—	$4,506

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$535	$549	$570	$665	$2,320	$604	$601	$—	$—	$1,206
Pacing Systems	259	262	268	299	1,089	291	291	—	—	583
Defibrillation Systems	255	264	277	335	1,131	286	285	—	—	571
AF & Other	21	23	25	31	100	27	25	—	—	52

CARDIOVASCULAR	$476	$490	$525	$590	$2,083	$584	$566	$—	$—	$1,151
Coronary	250	254	276	303	1,084	299	291	—	—	591
Structural Heart	135	146	149	173	604	175	168	—	—	343
Endovascular & Peripheral	91	90	100	114	395	110	107	—	—	217

PHYSIO-CONTROL	$31	$45	$48	$54	$177	$43	$46	$—	$—	$88

CARDIAC & VASCULAR GROUP	$1,042	$1,084	$1,143	$1,309	$4,580	$1,231	$1,213	$—	$—	$2,445

SPINAL	$198	$205	$215	$244	$861	$236	$240	$—	$—	$475
Core Spinal	183	189	195	219	786	212	217	—	—	429
Biologics	15	16	20	25	75	24	23	—	—	46

NEUROMODULATION	$109	$110	$119	$146	$484	$125	$126	$—	$—	$251

DIABETES	$109	$113	$122	$140	$484	$141	$139	$—	$—	$280

SURGICAL TECHNOLOGIES	$86	$96	$103	$119	$404	$110	$114	$—	$—	$224

RESTORATIVE THERAPIES GROUP	$502	$524	$559	$649	$2,233	$612	$619	$—	$—	$1,230

TOTAL	$1,544	$1,608	$1,702	$1,958	$6,813	$1,843	$1,832	$—	$—	$3,675

ADJUSTMENTS :

CURRENCY IMPACT (1)						$186	$123	$—	$—	$309

COMPARABLE OPERATIONS (1)	$1,544	$1,608	$1,702	$1,958	$6,813	$1,657	$1,709	$—	$—	$3,366

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Six months ended
	October 28, 2011	October 29, 2010	October 28, 2011	October 29, 2010
	(in millions, except per share data)
Net sales	$4,132	$3,903	$8,181	$7,677

Costs and expenses:
Cost of products sold	1,014	961	2,020	1,855
Research and development expense	379	373	750	743
Selling, general, and administrative expense	1,437	1,371	2,845	2,705
Certain litigation charges, net	—	279	—	279
Acquisition-related items	(17)	24	(4)	39
Amortization of intangible assets	86	85	174	167
Other expense (income)	142	(9)	251	(44)
Interest expense, net	38	67	70	141

Total costs and expenses	3,079	3,151	6,106	5,885

Earnings before income taxes	1,053	752	2,075	1,792

Provision for income taxes	182	186	383	396

Net earnings	$871	$566	$1,692	$1,396

Basic earnings per share	$0.82	$0.52	$1.60	$1.29

Diluted earnings per share	$0.82	$0.52	$1.59	$1.28

Basic weighted average shares outstanding	1,058.1	1,080.1	1,060.6	1,083.1
Diluted weighted average shares outstanding	1,063.1	1,083.7	1,066.2	1,086.7

Cash dividends declared per common share	$0.2425	$0.2250	$0.4850	$0.4500

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended
	October 28, 2011		October 29, 2010		Percentage Change
Net earnings, as reported	$871		$566		54%
Certain litigation charges, net	—		278	(d)
Certain acquisition-related items	14	(a)	16	(e)
Impact of authoritative convertible debt guidance on interest expense, net	13	(b)	27	(b)

Non-GAAP net earnings	$898	(c)	$887		1%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Three months ended
	October 28, 2011		October 29, 2010		Percentage Change
Diluted EPS, as reported	$0.82		$0.52		58%
Certain litigation charges, net	—		0.26	(d)
Certain acquisition-related items	0.01	(a)	0.01	(e)
Impact of authoritative convertible debt guidance on interest expense, net	0.01	(b)	0.02	(b)

Non-GAAP diluted EPS	$0.84	(c)	$0.82	(1)	2%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.
(a)	The $14 million ($0.01 per share) after-tax ($16 million pre-tax) certain acquisition-related items includes a $5 million after-tax ($7 million pre-tax) charge for transaction costs related to the divestiture of our Physio-Control business, and a $9 million after-tax ($9 million pre-tax) charge related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $13 million ($0.01 per share) and $27 million ($0.02 per share) for the three months ended October 28, 2011 and October 29, 2010, respectively. The pre-tax impact to interest expense, net was $21 million and $43 million for the three months ended October 28, 2011 and October 29, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c)	Included in our non-GAAP net earnings is a $5 million after-tax ($5 million pre-tax) charge for transaction costs incurred related to the acquisitions of Salient Surgical Technologies, Inc. (Salient) and PEAK Surgical, Inc. (PEAK), and a non-cash gain of $38 million after-tax ($38 million pre-tax) related to previously held investments in Salient and PEAK, which are included in acquisition-related items on our condensed consolidated statement of earnings. The Company has included these items in its non-GAAP net earnings as it expects the overall impact from Salient and PEAK to be neutral to its fiscal year 2012 net earnings after accounting for the expected dilution in the second half of this fiscal year. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of the Salient and PEAK acquisitions. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(d)	The $278 million ($0.26 per share) after-tax ($279 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and an accounting charge for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will, if it elects not to cancel the agreement, pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(e)	The $16 million ($0.01 per share) after-tax ($24 million pre-tax) certain acquisition-related items include acquisition-related legal fees, severance costs, change in control costs, and contract termination costs related to the acquisition of ATS Medical, Inc. (ATS Medical) that were expensed in the period. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Six months ended
	October 28,		October 29,		Percentage
	2011		2010		Change
Net earnings, as reported	$1,692		$1,396		21%
Certain litigation charges, net	—		278	(d)
Certain acquisition-related items	25	(a)	27	(e)
Impact of authoritative convertible debt guidance on interest expense, net	26	(b)	54	(b)

Non-GAAP net earnings	$1,743	(c)	$1,755		-1%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Six months ended
	October 28,		October 29,		Percentage
	2011		2010		Change
Diluted EPS, as reported	$1.59		$1.28		24%
Certain litigation charges, net	—		0.26	(d)
Certain acquisition-related items	0.02	(a)	0.02	(e)
Impact of authoritative convertible debt guidance on interest expense, net	0.02	(b)	0.05	(b)

Non-GAAP diluted EPS	$1.63	(c)	$1.61		1%

Note:	The data in this schedule has been intentionally rounded and therefore the first quarter and second quarter data may not sum to the fiscal year to date totals.
(a)	The $25 million ($0.02 per share) after-tax ($29 million pre-tax) certain acquisition-related items includes an $8 million after-tax ($12 million pre-tax) charge for transaction costs related to the divestiture of our Physio-Control business, and a $17 million after-tax ($17 million pre-tax) charge related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b)

The FASB authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $26 million ($0.02 per share) and $54 million ($0.05 per share) for the six months ended October 28, 2011 and October 29, 2010, respectively. The pre-tax impact to interest expense, net was $42 million and $86 million for the six months ended October 28, 2011 and October 29, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c)	Included in our non-GAAP net earnings is a $5 million after-tax ($5 million pre-tax) charge for transaction costs incurred related to the acquisitions of Salient Surgical Technologies, Inc. (Salient) and PEAK Surgical, Inc. (PEAK), and a non-cash gain of $38 million after-tax ($38 million pre-tax) related to previously held investments in Salient and PEAK, which are included in acquisition-related items on our condensed consolidated statement of earnings. The Company has included these items in its non-GAAP net earnings as it expects the overall impact from Salient and PEAK to be neutral to its fiscal year 2012 net earnings after accounting for the expected dilution in the second half of this fiscal year. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of the Salient and PEAK acquisitions. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(d)	The $278 million ($0.26 per share) after-tax ($279 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and an accounting charge for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will, if it elects not to cancel the agreement, pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(e)	The $27 million ($0.02 per share) after-tax ($39 million pre-tax) certain acquisition-related items represent an $11 million after-tax ($15 million pre-tax) IPR&D charge related to the NeuroPace, Inc. cross-licensing agreement and $16 million after-tax ($24 million pre-tax) expenses related to the acquisition of ATS Medical, Inc. (ATS Medical). The IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. This payment was charged to certain acquisition-related items as technological feasibility had not yet been reached and such technology had no future alternative use. The certain acquisition-related items include acquisition-related legal fees and severance costs, change in control costs, and contract termination costs related to the acquisition of ATS Medical that were expensed in the period. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	October 28,	October 29,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$511	$472	8%	$22	4%	4%
Defibrillation Systems	708	745	(5)	21	3	(8)
AF & Other	49	31	58	1	3	55

Cardiac Rhythm Disease Management	1,268	1,248	2	44	4	(2)
Coronary	376	350	7	17	4	3
Structural Heart	266	237	12	10	4	8
Endovascular & Peripheral	188	151	25	7	5	20

CardioVascular	830	738	12	34	4	8
Physio-Control	109	109	—	3	3	(3)

Cardiac & Vascular Group	2,207	2,095	5	81	4	1

Core Spinal	631	634	—	17	3	(3)
Biologics	208	216	(4)	1	—	(4)

Spinal	839	850	(1)	18	2	(3)
Neuromodulation	421	388	9	10	3	6
Diabetes	367	326	13	9	3	10
Surgical Technologies	298	244	22	5	2	20

Restorative Therapies Group	1,925	1,808	6	42	2	4

Total	$4,132	$3,903	6%	$123	3%	3%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	October 28,	October 29,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$291	$262	11%	$22	8%	3%
Defibrillation Systems	285	264	8	21	8	—
AF & Other	25	23	9	1	5	4

Cardiac Rhythm Disease Management	601	549	9	44	8	1
Coronary	291	254	15	17	7	8
Structural Heart	168	146	15	10	7	8
Endovascular & Peripheral	107	90	19	7	8	11

CardioVascular	566	490	16	34	7	9
Physio-Control	46	45	2	3	6	(4)

Cardiac & Vascular Group	1,213	1,084	12	81	8	4

Core Spinal	217	189	15	17	9	6
Biologics	23	16	44	1	6	38

Spinal	240	205	17	18	9	8
Neuromodulation	126	110	15	10	10	5
Diabetes	139	113	23	9	8	15
Surgical Technologies	114	96	19	5	5	14

Restorative Therapies Group	619	524	18	42	8	10

Total	$1,832	$1,608	14%	$123	8%	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	October 28,	October 29,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$414	$342	21%	$8	2%	19%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.
(b)	Emerging Market Revenue includes revenues from certain countries located in Central and Eastern Europe, Middle East, Africa, Latin America, and Asia.

MEDTRONIC, INC.

RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY

REVENUE GROWTH ADJUSTED FOR REVENUE FROM NEW ADVANCED ENERGY BUSINESS

(Unaudited)

(in millions)

	Three months ended October 28, 2011	Three months ended October 29, 2010	Percentage Change
Surgical Technologies revenue, as reported	$298	$244	22%
Foreign currency impact	(5)	—
Advanced Energy business revenue	(21)	—

Surgical Technologies revenue, adjusted	$272 (a)	$244	11%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the new Advanced Energy business on Surgical Technologies’ revenue growth. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the new Advanced Energy business to evaluate operational performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 28,	April 29,
	2011	2011
	(in millions, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,048	$1,382
Short-term investments	1,118	1,046
Accounts receivable, less allowances of $105 and $97, respectively	3,837	3,822
Inventories	1,840	1,695
Deferred tax assets, net	587	605
Prepaid expenses and other current assets	584	567

Total current assets	9,014	9,117
Property, plant, and equipment	6,065	5,817
Accumulated depreciation	(3,530)	(3,306)

Property, plant, and equipment, net	2,535	2,511

Goodwill	9,944	9,537
Other intangible assets, net	2,875	2,777
Long-term investments	7,013	6,120
Other assets	372	362

Total assets	$31,753	$30,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,050	$1,723
Accounts payable	543	511
Accrued compensation	765	896
Accrued income taxes	83	50
Other accrued expenses	1,293	1,534

Total current liabilities	4,734	4,714

Long-term debt	8,222	8,112
Long-term accrued compensation and retirement benefits	505	480
Long-term accrued income taxes	841	496
Long-term deferred tax liabilities, net	293	220
Other long-term liabilities	419	434

Total liabilities	15,014	14,456

Commitments and contingencies

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	106	107
Retained earnings	16,790	16,085
Accumulated other comprehensive loss	(157)	(224)

Total shareholders’ equity	16,739	15,968

Total liabilities and shareholders’ equity	$31,753	$30,424

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
	October 28, 2011	October 29, 2010
	(in millions)
Operating Activities:
Net earnings	$1,692	$1,396
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	437	402
Amortization of discount on senior convertible notes	42	86
Acquisition-related items	17	15
Provision for doubtful accounts	32	18
Deferred income taxes	(58)	(77)
Stock-based compensation	90	104
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(119)	(72)
Inventories	(147)	(108)
Accounts payable and accrued liabilities	(354)	(429)
Other operating assets and liabilities	606	94
Certain litigation charges, net	—	279
Certain litigation payments	—	(5)

Net cash provided by operating activities	2,238	1,703

Investing Activities:
Acquisitions, net of cash acquired	(617)	(452)
Purchase of intellectual property	(8)	(17)
Additions to property, plant, and equipment	(282)	(258)
Purchases of marketable securities	(3,866)	(3,425)
Sales and maturities of marketable securities	3,008	2,793
Other investing activities, net	9	(80)

Net cash used in investing activities	(1,756)	(1,439)

Financing Activities:
Change in short-term borrowings, net	302	1,181
Payments on long-term debt	(15)	(402)
Dividends to shareholders	(514)	(488)
Issuance of common stock	45	42
Repurchase of common stock	(600)	(760)

Net cash used in financing activities	(782)	(427)
Effect of exchange rate changes on cash and cash equivalents	(34)	19

Net change in cash and cash equivalents	(334)	(144)
Cash and cash equivalents at beginning of period	1,382	1,400

Cash and cash equivalents at end of period	$1,048	$1,256

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$99	$552
Interest	161	219